UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South
Bloomington, Minnesota	55420
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (952)888-8801

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On June 19, 2018, The Toro Company (“Toro”) and Toro Luxembourg S. a. r. l. (collectively, the “Borrowers”), entered into a credit agreement (the “Credit Agreement”) with certain lenders, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer (the “Administrative Agent”), and Wells Fargo Bank, National Association as syndication agent (the “Syndication Agent”). The Credit Agreement provides for an aggregate credit commitment to the Borrowers pursuant to a $600 million unsecured senior five-year revolving credit facility, including a $10 million sublimit for the issuance of standby letters of credit and a $30 million sublimit for swingline loans (the “Facility”). At the election of the Borrowers, the maximum principal amount available under the Facility may be increased by an amount up to $300 million in the aggregate. Additional subsidiaries of Toro may be designated as Borrowers at the election of Toro.

Funds are available under the Credit Agreement for working capital, capital expenditures and other lawful purposes, including, without limitation, certain acquisitions, stock repurchases and to replace and refinance borrowings outstanding under Toro’s Prior Credit Agreement (as defined below). Loans under the Facility are available in U.S. Dollars, Euros, British Pounds Sterling, Australian Dollars, Mexican Pesos and Canadian Dollars and, at the discretion of the lenders, other currencies. As of June 19, 2018, borrowings outstanding under the Prior Credit Agreement were $91 million, including the issuance of standby letters of credit in an aggregate amount of $1.6 million.

In addition to certain initial fees payable to the Administrative Agent, the Syndication Agent and their respective affiliates, the Borrowers are obligated to pay a facility fee based on the availability of commitments under the Facility which is payable quarterly in arrears to each lender. At the option of the Borrowers, any loan under the Facility (other than swingline loans) will bear interest at a variable rate generally based on LIBOR or an alternative variable rate based on the highest of the Bank of America prime rate, the federal funds rate or a rate generally based on LIBOR, in each case depending on the leverage ratio (as measured quarterly and defined as the ratio of (a) total indebtedness to (b) consolidated EBIT (earnings before interest and taxes) plus depreciation and amortization expense) and debt rating of Toro, each as identified in the Credit Agreement. Swingline loans bear interest at a rate determined by the swingline lender or an alternative variable rate based on the highest of the Bank of America prime rate, the federal funds rate or a rate generally based on LIBOR, in each case depending on the leverage ratio and debt rating of Toro. Interest is payable quarterly in arrears.

The Credit Agreement contains customary covenants regarding Toro and its subsidiaries, including, without limitation: financial covenants, such as the maintenance of minimum interest coverage and maximum leverage ratios; and negative covenants, which, among other things, limit dividends, disposition of assets, consolidations and mergers, liens and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Credit Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, and change of control.

Bank of America Merrill Lynch, an affiliate of the Administrative Agent, and Wells Fargo Securities, LLC, an affiliate of the Syndication Agent, served as joint lead arrangers and joint bookrunners for the Facility, for which they each received customary compensation. In addition, the Administrative Agent, the Syndication Agent and certain of the other lenders and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for Toro and its subsidiaries, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Credit Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

In connection with the execution of the Credit Agreement described above, on June 19, 2018, the prior $280 million unsecured credit facility as evidenced by that certain Credit Agreement, dated as of October 27, 2014 (the “Prior Credit Agreement”) was terminated. The Prior Credit Agreement was scheduled to expire on October 27, 2019. The material relationships between the Borrowers and their affiliates, and the parties to the Prior Credit Agreement were the same as described above. The material terms and conditions of the Prior Credit Agreement were substantially similar to the material terms and conditions of the Credit Agreement described above, with the exception of the provisions in the Prior Credit Agreement relating to a term loan contemplated in connection with Toro’s previous acquisition of substantially all of the assets of Northern Star Industries, Inc.’s BOSS® professional snow and ice management business.

Section 2 - Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information described above under “Section 1 - Registrant’s Business and Operations - Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1
Credit Agreement dated as of June 19, 2018 among The Toro Company, Toro Luxembourg S. a. r. l. and certain subsidiaries, as Borrowers, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and Wells Fargo Bank, National Association, as Syndication Agent (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: June 19, 2018	By	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

3